UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2014

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2014, Immunomedics, Inc., a Delaware corporation (the “Company”) entered into the Fifth Amended and Restated Employment Agreement with Cynthia L. Sullivan pertaining to Ms. Sullivan’s service to the Company as the Company’s President and Chief Executive Officer (the “Agreement”). The Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) reviewed the prior agreement with Ms. Sullivan. While most of the provisions remain unchanged, the amended Agreement, among other things, clarifies certain timing requirements. A summary of the entire Agreement is set forth below.

The Agreement, which is effective as of July 1, 2014, will continue, unless earlier terminated by the parties, until July 1, 2017 (the “Term”). Ms. Sullivan’s current annual base salary under the Agreement is $618,898.50, which shall be reviewed annually (including in 2014 following the end of the Company’s fiscal year on June 30, 2014) by the Board or the Compensation Committee. Ms. Sullivan is also eligible to participate in the Company’s incentive compensation plan in place for its senior level executives. In connection with her participation in the Company’s incentive plan, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee.

The expiration of the Agreement in the absence of a successor employment agreement shall be deemed a termination of Ms. Sullivan’s employment without “cause” (as defined in the Agreement) for purposes of the Agreement; provided, however, that if the Company presents to Ms. Sullivan, on or before March 1, 2017, a written offer to extend the Term on substantially the same terms and conditions as set forth in the Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Agreement in the absence of a successor employment agreement shall be deemed a voluntary termination of Ms. Sullivan’s employment for purposes of the Agreement.

Ms. Sullivan’s annual bonus target remains at 50% of her base salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan is also eligible to receive equity compensation awards under the Company’s 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the Agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the Agreement), the Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her base salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change of control” (as defined in the Agreement), the Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her base salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months following such termination, the Company will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and any eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of the Company throughout such period.

As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by the Company, or the termination thereof.

Upon termination without cause or for good reason within one year following a “change of control” (as defined in the Agreement), all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Upon termination due to death or disability, Ms. Sullivan shall be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

The Agreement provides that throughout the Term and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with the Company in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Agreement also provides that Ms. Sullivan shall, during the Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

The foregoing description of the Agreement is not complete, and is qualified in its entirety by reference to the Agreement filed as exhibit 10.1 herewith.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Employment Agreement, effective as of July 1, 2014, between Immunomedics, Inc. and Ms. Cynthia L. Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Peter P. Pfreundschuh
Name:	Peter P. Pfreundschuh
Title:	Vice President, Finance and Chief Financial Officer

Date: June 24, 2014